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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         EQUITY OFFICE PROPERTIES TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Maryland                                  36-4151656
----------------------------------------       ---------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)


  Two North Riverside Plaza, Suite 2200, Chicago, Illinois            60606
------------------------------------------------------------      --------------
          (Address of Principal Executive Offices)                  (Zip Code)


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-61105 (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title Of Each Class           Name Of Each Exchange On Which
          To Be So Registered           Each Class Is To Be Registered


     5.25% Series B Convertible,        New York Stock Exchange
     ---------------------------        ------------------------------
     Cumulative Preferred Shares
     ---------------------------        ------------------------------
     of Beneficial Interest
     ---------------------------        ------------------------------

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     (none)
--------------------------------------------------------------------------------
                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by Item I is set forth under the caption "Series B Preferred Shares" in the Prospectus contained in the Registrant's Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-61105), which description is incorporated herein by this reference.

ITEM 2. EXHIBITS.

        Copies of all constituent instruments defining the rights of the holders of the Series B Convertible, Cumulative Preferred Shares of Beneficial Interest have been filed (or incorporated by reference therein) as exhibits with the Registration Statement.

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                                   SIGNATURES

     Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EQUITY OFFICE PROPERTIES TRUST
                                    ------------------------------
                                             (Registrant)



Date:  August 13, 1998              By: /s/ Stanley M. Stevens
                                    -------------------------------------
                                    Stanley M. Stevens
                                    Executive Vice President, Chief Legal
                                    Counsel and Secretary





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